Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237909) and Forms S-8 (Nos. 333-218976, 333-189730, 333-166511, and 333-138636) of our reports dated March 16, 2021, with respect to the consolidated financial statements of Southern National Bancorp of Virginia, Inc. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the Company’s 2020 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Greenville, NC

March 16, 2021

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237909) and Forms S-8 (Nos. 333-218976, 333-189730, 333-166511, and 333-138636) to the use of our reports dated March 12, 2021, with respect to the consolidated financial statements of Southern Trust Mortgage, LLC included in this Annual Report (Form 10-K) for the years ended December 31, 2020, 2019, and 2018.

/s/ Richey, May and Co., LLP

Englewood, Colorado

March 12, 2021